EXHIBIT 21

                              LIST OF SUBSIDIARIES


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

                                                  JURISDICTION OF
NAME OF SUBSIDIARY                                 INCORPORATION                             STATUS
------------------------------------------  ----------------------------  ---------------------------------------------

Tallahatchie Resources, Inc.                Texas                         Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - dormant

Denbury Marine, L.L.C.                      Louisiana                     Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - marine company

Denbury Energy Services, Inc.               Texas                         Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - marketing company

Denbury Offshore, Inc.                      Delaware                      Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - offshore oil and gas
                                                                          properties

Denbury Gathering & Marketing, Inc.         Delaware                      Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - parent company of Genesis
                                                                          Energy, Inc.

Genesis Energy, Inc.                        Delaware                      Wholly owned subsidiary of Denbury
                                                                          Gathering & Marketing, Inc. - holds 2%
                                                                          general partner interest of Genesis Energy, L.P.
                                                                          and .01% general partner interest of Genesis
                                                                          Crude Oil, L.P.
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                                     EX 21-1